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As filed with the Securities and Exchange Commission on August 6, 2013

Registration No.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Affiliated Managers Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3218510 (I.R.S. Employer Identification Number)

600 Hale Street
P.O. Box 1000
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEAN M. HEALEY
Chairman and
Chief Executive Officer
Affiliated Managers Group, Inc.
600 Hale Street
P.O. Box 1000
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

With copies to:

JULIE H. JONES, ESQ.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000

See Table of Additional Registrants Below

           Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum aggregate offering price(1)	Amount of Registration Fee(2)

Debt Securities of Affiliated Managers Group, Inc.

Common Stock of Affiliated Managers Group, Inc.

Common Stock Warrants of Affiliated Managers Group, Inc.

Preferred Stock of Affiliated Managers Group, Inc.

Depositary Shares of Affiliated Managers Group, Inc.

Stock Purchase Contracts of Affiliated Managers Group, Inc.

Stock Purchase Units of Affiliated Managers Group, Inc.

Junior Subordinated Debentures of Affiliated Managers Group, Inc.

Trust Preferred Securities of AMG Capital Trust III

Guarantee of Trust Preferred Securities by Affiliated Managers Group, Inc.

(1)
An unspecified aggregate initial offering price and number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act, Affiliated Managers Group, Inc. ("AMG") is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis. Pursuant to Rule 457(p), this registration fee will be offset against previously paid fees of $45,840.00 related to the Registration Statement on Form S-3 (File No. 333-168627), originally filed by AMG on August 6, 2010, which is now expired.

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants	Jurisdiction of Formation	I.R.S. Employer Identification No.
AMG Capital Trust III*	Delaware	90-6143352

*
The address, including zip code, of this registrant's principal executive offices is 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801 and the telephone number, including area code, of its principal executive offices is 302-888-7580. The name and address, including zip code, of the agent for service for this registrant is Raye Goldsborough, Wilmington Savings Fund Society, FSB (successor by merger to Christiana Bank & Trust Company), 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801 and the telephone number, including area code, of the agent for service of process is 302-888-7580.

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities
Common Stock
Common Stock Warrants
Preferred Stock
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Junior Subordinated Debentures

AMG CAPITAL TRUST III

Trust Preferred Securities
(Guaranteed to the extent set forth herein by Affiliated Managers Group, Inc.)

        The registration statement that contains this prospectus is being filed due to the expiration of the previous registration statement filed by Affiliated Managers Group, Inc. ("AMG") on August 6, 2010.

        AMG, or AMG Capital Trust III in the case of the trust preferred securities, may offer and sell, or facilitate the resale of, securities from time to time. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before making your investment decision.

        The common stock of AMG is listed on the New York Stock Exchange under the symbol "AMG."

        This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

        Investing in these securities involves certain risks. See "Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk Factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        The address of AMG's principal executive offices is 600 Hale Street, P.O. Box 1000, Prides Crossing, Massachusetts 01965 and the telephone number at the principal executive offices is (617) 747-3300. The address of AMG Capital Trust III's principal executive offices is 500 Delaware Avenue, 11th Floor, Wilmington, Delaware 19801 and the telephone number at the principal executive offices is (302) 888-7580.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2013

ABOUT THIS PROSPECTUS

        Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information contained or incorporated by reference in this prospectus and also will describe the specific manner in which we will offer these securities.

        The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        We are responsible for the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "AMG," "we," "us," the "Company" and "our" refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

        The SEC's rules allow us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended or the "Exchange Act" (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

  •
  Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013;

  •
  Current Reports on Form 8-K filed on January 29, 2013, April 30, 2013, April 30, 2013, June 14, 2013, July 16, 2013 and July 30, 2013;

  •
  Definitive Proxy Statement on Schedule 14A, filed on April 30, 2013 and any amendments thereto (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012); and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

        You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

  Jay C. Horgen—Chief Financial Officer and Treasurer
  Affiliated Managers Group, Inc.
  600 Hale Street
  P.O. Box 1000
  Prides Crossing, MA 01965
  (617) 747-3300

        This prospectus constitutes a part of a registration statement on Form S-3 including all amendments and exhibits, referred to herein as the "Registration Statement", that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC's website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

AFFILIATED MANAGERS GROUP, INC.

        We are a global asset management company with equity investments in a diverse group of boutique investment management firms (our "Affiliates"). Our innovative partnership approach allows each Affiliate's management team to own significant equity in their firm while maintaining operational autonomy. Our strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates. In addition, we provide assistance to our Affiliates in distribution, marketing, product development, operations and strategic matters. As of June 30, 2013, we manage $469.5 billion in assets through our Affiliates across a broad range of asset classes and investment styles in three principal distribution channels: Institutional, Mutual Fund and High Net Worth.

USE OF PROCEEDS

        The use of proceeds from the disposition of the securities covered by this prospectus will be as set forth in the applicable prospectus supplement.

AMG CAPITAL TRUST III

        AMG Capital Trust III, referred to herein as the "trust," is a statutory trust created under Delaware law pursuant to a declaration of trust executed by AMG, as Sponsor of the trust, John Kingston, III, as Initial Administrator of the trust, and Wilmington Savings Fund Society, FSB (successor by merger to Christiana Bank & Trust Company), the Delaware Trustee of the trust, and a certificate of trust filed with the Delaware Secretary of State. A copy of the declaration of trust, amended and restated in its entirety, as applicable (as so amended and restated, a "trust agreement"), will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part prior to the issuance of securities by the trust. The trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The trust may offer to the public, from time to time, preferred securities (the "trust preferred securities") representing preferred beneficial interests in the trust. In addition to the trust preferred securities offered to the public, the trust will sell to AMG common securities representing ownership interests in the trust. All of the common securities of the trust will be owned by AMG.

        The prospectus supplement relating to any trust preferred securities will describe the terms of such securities and of any securities issued to, or agreements entered into with, the trust.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
Ratios	7.3x	5.5x	5.2x	5.5x	4.7x	4.1x	4.6x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consists of pre-tax income from continuing operations (before adjustment for non-controlling interests in consolidated subsidiaries) plus fixed charges and as adjusted for distributed income of equity method investees. Fixed charges consists of our reported interest expense (including imputed interest expense but excluding contingent payment obligation adjustments) plus the portion of rental expense deemed to represent interest expense. For the purposes of these calculations, pre-tax income from continuing operations for the years ended December 31, 2011 and December 31, 2012 and the six months ended June 30, 2012 and June 30, 2013 exclude the effects of reductions in the carrying value of an indefinite-lived intangible asset and contingent payment obligation adjustments. Had these amounts not been excluded, the ratios of earnings to fixed charges for the years ended December 31, 2011 and December 31, 2012 and for the six months ended June 30, 2012 and June 30, 2013 would have been 5.4x, 4.9x, 4.7x and 7.1x, respectively.

        For the six months ended June 30, 2013 and 2012, and for each of the years ended December 31, 2012, 2011, 2010, 2009 and 2008, there were no outstanding shares of preferred stock of the Company. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges for those periods.

DESCRIPTION OF THE DEBT SECURITIES

        We will issue debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those described in the applicable prospectus supplement and those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. We have included a copy of the form of indenture as an exhibit to this registration statement. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and by-laws for additional information related to our common stock.

General

        Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $0.01 per share, and up to 3,000,000 shares of Class B non-voting common stock, par value $0.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of June 30, 2013, we had 52,852,201 shares of common stock outstanding and an additional 1,092,164 shares of common stock were held in the Company's treasury, and there were no shares of Class B non-voting common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol "AMG."

Dividends

        Subject to preferential rights of any other class or series of stock, holders of common stock and Class B non-voting common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B non-voting common stock sharing equally in such dividends with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible. If dividends are declared that are payable in shares of common stock or shares of Class B non-voting common stock, such dividends will be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock will be payable to the holders of shares of common stock, and the dividends payable in shares of Class B non-voting common stock will be payable to the holders of shares of Class B non-voting common stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election.

Liquidation/Dissolution Rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B non-voting common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities with each share of Class B non-voting common stock being equal to the number of shares of common stock into which it would then be convertible.

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the limited conversion rights afforded to the holders of our Class B non-voting common stock that are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage will not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by law, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, will be required.

Rights of Class B Non-Voting Common Stock

        The holders of our Class B non-voting common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B non-voting common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B non-voting common stock is convertible, at the option of the holder, into one share of common stock if such share of Class B non-voting common stock is to be distributed, disposed of or sold by the holder in connection with any sale; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

        To the extent the holders of Class B non-voting common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Transfer Agent

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF COMMON STOCK WARRANTS

        The following briefly summarizes the material terms and provisions of common stock warrants. You should read the particular terms of common stock warrants that are offered by AMG, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the common stock warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the common stock warrants as described in this prospectus.

        AMG may offer common stock warrants pursuant to which a holder will be entitled to purchase common stock. Common stock warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Common stock warrants will be issued under common stock warrant agreements to be entered into between AMG and a bank or trust company, as common stock warrant agent. Except as otherwise stated in a prospectus supplement, the common stock warrant agent will act solely as the agent of AMG under the applicable common stock warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of common stock warrants. A copy of the form of common stock warrant agreement, including the form of common stock warrant certificate, will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the common stock warrant agreement and the common stock warrant certificate for provisions that may be important to you.

General

        The particular terms of each issue of common stock warrants, the common stock warrant agreement relating to the common stock warrants and the common stock warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, including, as applicable:

  •
  the title of the common stock warrants;

  •
  the offering price of the common stock warrants;

  •
  the aggregate number of common stock warrants and the aggregate number of shares of common stock that may be purchased upon exercise of the common stock warrants;

  •
  the currency or currency units in which the offering price and the exercise price are payable;

  •
  the designation and terms of the common stock, if any, with which the common stock warrants are issued, and the number of common stock warrants issued with each share of common stock;

  •
  the date, if any, on and after which the common stock warrants and the related common stock will be separately transferable;

  •
  the minimum or maximum number of common stock warrants that may be exercised at any one time;

  •
  the date on which the right to exercise common stock warrants will commence and the date on which the right will expire;

  •
  a discussion of United States federal income tax or other considerations applicable to the common stock warrants;

  •
  anti-dilution provisions of the common stock warrants, if any;

  •
  redemption or call provisions, if any, applicable to the common stock warrants; and

  •
  any additional terms of the common stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the common stock warrants.

No Rights as Stockholders

        Unless otherwise specified in a prospectus supplement, holders of common stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the common stock purchasable upon exercise of the common stock warrants.

Merger, Consolidation, Sale or Other Disposition

        If at any time there is a merger or consolidation involving AMG in which AMG is not the surviving entity, or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of AMG, then the assuming corporation will succeed to the obligations of AMG under the common stock warrant agreement and the related common stock warrants. AMG will then be relieved of any further obligation under the common stock warrant agreement and common stock warrants.

DESCRIPTION OF PREFERRED STOCK

        Under AMG's charter, the board of directors of AMG is authorized to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to establish from time to time a series of preferred stock with terms as it may specify in a certificate of designations which will be filed as an exhibit to a document incorporated by reference in the registration statement. A description of the terms of preferred stock so created will be contained in a prospectus supplement related to any offering of such securities.

DESCRIPTION OF DEPOSITARY SHARES

        AMG may, at its option, elect to offer fractional shares of preferred stock, rather than whole shares of preferred stock. In such event, AMG will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock. The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between AMG and a bank or trust company selected by AMG having its principal office in the United States, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

        The form of deposit agreement, including the form of depositary receipt, will be established at the time of the offering of any depositary shares and will be described in the applicable prospectus supplement related to any offering of such securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        AMG may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to AMG, and AMG to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  debt securities,

  •
  trust preferred securities issued by trusts, all of whose common securities are owned by AMG or by one of its subsidiaries,

  •
  junior subordinated debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders' obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require AMG to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES, TRUST
PREFERRED SECURITIES AND GUARANTEES

        A description of the terms of junior subordinated debentures, trust preferred securities and related guarantees which may be issued from time to time pursuant to this registration statement will be contained in a prospectus supplement related to any offering of such securities.

 PLAN OF DISTRIBUTION

General

        The securities may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

  •
  to or through one or more underwriters without a syndicate;

  •
  through dealers or agents; or

  •
  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

  •
  the name or names of any underwriters and the respective amounts underwritten;

  •
  the purchase price and the proceeds to us from that sale;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any securities exchanges on which the securities may be listed; and

  •
  any material relationships with the underwriters.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

        Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

Secondary Sales

        Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions). All amounts are estimated.

SEC registration fee	(1)
Trustees' fees and expenses	(2)
Printing and engraving fees	(2)
Rating agency fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Stock exchange listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.

(2)
Not presently known.

Item 15.    Indemnification of Directors and Officers.

        AMG is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        In accordance with the General Corporation Law, Article VII of AMG's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of AMG shall be personally liable to AMG or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to AMG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of AMG shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

        Article V of AMG's Amended and Restated By-laws provides for indemnification, to the fullest extent authorized by the General Corporation Law (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by AMG of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys' fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of AMG if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of AMG, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        AMG also carries standard directors' and officers' liability insurance covering its directors and officers.

        AMG has also entered into indemnification agreements with certain of its directors and officers. Such agreements generally provide for indemnification by reason of being a director or officer of AMG, as the case may be. These agreements are in addition to the indemnification provided by AMG's Certificate and Amended and Restated By-laws.

        AMG has agreed to indemnify the trust's trustees for, and to hold each trustee harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any such trustee, arising out of or in connection with the acceptance or administration of the trust agreements, including the cost and expenses of any trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the trust agreements.

Item 16.    Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement†
4.1	Amended and Restated Certificate of Incorporation of AMG (incorporated by reference to Amendment No. 4 to AMG's Registration Statement on Form S-1 (No. 333-34679), filed October 29, 1997)
4.2	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG's Registration Statement on Form S-8 (No. 333-129748), filed November 16, 2005)
4.3	Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG's Proxy Statement on Schedule 14A (No. 001-13459), filed April 28, 2006)
4.4	Amended and Restated By-laws of AMG (incorporated by reference to AMG's Current Report on Form 8-K (No. 001-13459), filed July 31, 2012)

Exhibit No.		Description
4.5	*	Form of Indenture
4.6		Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto†
4.7		Form of Certificate for Preferred Stock†
4.8		Form of Deposit Agreement†
4.9		Form of Depositary Receipt†
4.10		Form of Stock Purchase Contract†
4.11		Form of Stock Purchase Unit†
4.12		Form of Trust Preferred Security Certificate†
4.13		Form of Junior Subordinated Debentures†
4.14		Form of Guarantee Agreement†
4.15		Certificate of Trust of AMG Capital Trust III, a Delaware statutory trust (incorporated by reference to AMG's Registration Statement on Form S-3 (No. 333-168627), filed August 6, 2010)
4.16
Declaration of Trust of AMG Capital Trust III, effective as of August 2, 2010, among AMG, Wilmington Savings Fund Society, FSB (successor by merger to Christiana Bank & Trust Company), as Delaware Trustee, and the Initial Administrator named therein (incorporated by reference to AMG's Registration Statement on Form S-3 (No. 333-168627), filed August 6, 2010)
5.1	*	Opinion of Ropes & Gray LLP, counsel to AMG, as to the legality of the securities being registered
5.2	*	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust III, as to the validity of the securities to be issued by AMG Capital Trust III
12.1	*	Calculation of Ratios of Earnings to Fixed Charges
23.1	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	*	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.3	*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24.1	*	Powers of Attorney (included on the signature page to this Registration Statement)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee§

*
Filed herewith.

†
To be filed by amendment or pursuant to a Current Report on Form 8-K.

§
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Affiliated Managers Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Prides Crossing, Massachusetts, on August 6, 2013.

AFFILIATED MANAGERS GROUP, INC.
By:	/s/ JAY C. HORGEN Jay C. Horgen Chief Financial Officer and Treasurer

SIGNATURES AND POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute Sean M. Healey, Jay C. Horgen and John Kingston, III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SEAN M. HEALEY Sean M. Healey	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 6, 2013
/s/ JAY C. HORGEN Jay C. Horgen	Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	August 6, 2013
/s/ SAMUEL T. BYRNE Samuel T. Byrne	Director	August 6, 2013
/s/ DWIGHT D. CHURCHILL Dwight D. Churchill	Director	August 6, 2013
/s/ HAROLD J. MEYERMAN Harold J. Meyerman	Director	August 6, 2013
/s/ WILLIAM J. NUTT William J. Nutt	Director	August 6, 2013
/s/ TRACY P. PALANDJIAN Tracy P. Palandjian	Director	August 6, 2013
/s/ RITA M. RODRIGUEZ Rita M. Rodriguez	Director	August 6, 2013
/s/ PATRICK T. RYAN Patrick T. Ryan	Director	August 6, 2013
/s/ JIDE J. ZEITLIN Jide J. Zeitlin	Director	August 6, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, AMG Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Vermont on August 4, 2013.

AMG CAPITAL TRUST III
By:	/s/ JOHN KINGSTON, III John Kingston, III, as Initial Administrator

EXHIBIT INDEX

Exhibit No.		Description
1.1		Form of Underwriting Agreement†
4.1		Amended and Restated Certificate of Incorporation of AMG (incorporated by reference to Amendment No. 4 to AMG's Registration Statement on Form S-1 (No. 333-34679), filed October 29, 1997)
4.2		Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG's Registration Statement on Form S-8 (No. 333-129748), filed November 16, 2005)
4.3		Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to AMG's Proxy Statement on Schedule 14A (No. 001-13459), filed April 28, 2006)
4.4		Amended and Restated By-laws of AMG (incorporated by reference to AMG's Current Report on Form 8-K (No. 001-13459), filed July 31, 2012)
4.5	*	Form of Indenture
4.6		Form of proposed Common Stock Warrant Agreement for Common Stock Warrants, with form of proposed Common Stock Warrant Certificate attached as an exhibit thereto†
4.7		Form of Certificate for Preferred Stock†
4.8		Form of Deposit Agreement†
4.9		Form of Depositary Receipt†
4.10		Form of Stock Purchase Contract†
4.11		Form of Stock Purchase Unit†
4.12		Form of Trust Preferred Security Certificate†
4.13		Form of Junior Subordinated Debentures†
4.14		Form of Guarantee Agreement†
4.15		Certificate of Trust of AMG Capital Trust III, a Delaware statutory trust (incorporated by reference to AMG's Registration Statement on Form S-3 (No. 333-168627), filed August 6, 2010)
4.16
Declaration of Trust of AMG Capital Trust III, effective as of August 2, 2010, among AMG, Wilmington Savings Fund Society, FSB (successor by merger to Christiana Bank & Trust Company), as Delaware Trustee, and the Initial Administrator named therein (incorporated by reference to AMG's Registration Statement on Form S-3 (No. 333-168627), filed August 6, 2010)
5.1	*	Opinion of Ropes & Gray LLP, counsel to AMG, as to the legality of the securities being registered
5.2	*	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust III, as to the validity of the securities to be issued by AMG Capital Trust III
12.1	*	Calculation of Ratios of Earnings to Fixed Charges
23.1	*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	*	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
23.3	*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)
24.1	*	Powers of Attorney (included on the signature page to this Registration Statement)
25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee§

*
Filed herewith.

†
To be filed by amendment or pursuant to a Current Report on Form 8-K.

§
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.